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                                                                     Exhibit 5.1

                                  April 7, 2000

StarBase Corporation
4 Hutton Centre Drive, Suite 800
Santa Ana, CA 92707-8713

Gentlemen:

        We have acted as counsel for StarBase Corporation, a Delaware corporation (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of 6,093,727 shares of Common Stock, par value $ .01 per share (the "Shares") issuable upon exercise of options granted or to be granted pursuant to (a) incentive stock option contracts pursuant to the Premia Corporation 1998 Stock Option Plan (the "Premia Stock Options"), (b) non-qualified stock option contracts between the Company and its employees (the "Employee Stock Option Contracts"), and (c) non-qualified stock option contracts between the Company and its consultants (the "Consultant Stock Option Contracts" and, together with the Premia Stock Options and the Employee Stock Option Contracts, the "Stock Option Documents").

        In connection with the foregoing, we have examined, among other things, the Premia Corporation 1998 Stock Option Plan, the Stock Option Documents, agreements relating to the Stock Option Documents, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the registrant.

        Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of options granted or to be granted under the Stock Option Documents will be, when issued pursuant to the Stock Option Documents, validly issued, fully paid and non-assessable.

        We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       Parker Chapin LLP